UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2015 (May 25, 2015)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35149 (Commission File Number)	27-4683816 (I.R.S. Employer Identification No.)

44 South Broadway, Suite 1200

White Plains, New York  10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.               Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 25, 2016.  The following are the votes cast on each of the matters presented at the annual meeting:

1.              Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Richard A. Barasch	63,230,059	702,616	9,415	10,664,548
Sally W. Crawford	63,644,493	283,322	14,275	10,664,548
Matthew W. Etheridge	62,968,423	172,152	801,515	10,664,548
Mark K. Gormley	62,963,152	954,018	24,920	10,664,548
Patrick J. McLaughlin	63,733,268	179,667	29,155	10,664,548
Richard C. Perry	62,311,308	1,604,114	26,668	10,664,548
George E. Sperzel	62,749,945	1,164,127	28,018	10,664,548
Sean M. Traynor	62,920,055	217,250	804,785	10,664,548

2.              Appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
74,580,462	17,521	8,655

3.              Non-binding, advisory vote with respect to the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
63,566,222	354,435	21,433	10,664,548

4.              Re-approve the performance-based provisions of the Company’s 2011 Omnibus Equity Award Plan.

For	Against	Abstain	Broker Non-Votes
63,812,831	109,834	19,425	10,664,548

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 25, 2016

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
	Name:	Tony L. Wolk
	Title:	EVP, General Counsel and Secretary